EXHIBIT 10.1

Patent and Biological Materials License Agreement for Internal Research Use with the

National Institute of Allergy and Infectious Diseases, dated November 25, 2020

Certain information as identified herein has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PUBLIC HEALTH SERVICE

NON-EXCLUSIVE PATENT and BIOLOGICAL MATERIALS LICENSE AGREEMENT

FOR INTERNAL RESEARCH USE

This Agreement is based on the model Non-Exclusive Patent Internal Use Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

National Institute of Allergy and Infectious Diseases,

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

GeoVax Inc., hereinafter referred to as the “Licensee”,

having offices at 1900 Lake Park Dr., Ste.380, Smyrna, Georgia 30080,

created and operating under the laws of Georgia, United States of America.

Tax ID No. : 58-2646816

For IC’s internal use only:

License Number: L-243-2020-0

License Application Number: A-411-2020

Serial Number(s) of Licensed Patent(s) or Patent Application(s): Appendix A

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks: N/A

Public Benefit(s): Novel therapeutics may be developed using a recombinant MVA platform.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Licensed Products, Processes, Territory, Field of Use and Termination), Appendix C (Royalties), and Appendix D (Royalty Payment Options).

The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

By assignment of rights from the IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3

The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710a, and the regulations governing the licensing of Government-owned inventions, 37 C.F.R. Part 404.

1.4	The IC desires to transfer these inventions to the private sector through commercial research licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire the rights to use certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term "control" shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Government” means the government of the United States of America.

2.3	“Licensed Patent Rights” shall mean:

(a)

U.S. patent applications and patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions claimed in 2.3(a):

(i)	continuations-in-part of 2.3(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations; and

(iv)	any reissues, reexaminations, and extensions of these patents;

(c)

to the extent that the following contain one or more claims directed to the invention or inventions claimed in 2.3(a): all counterpart foreign applications and patents to 2.3(a) and 2.3(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.3(b) or 2.3(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter of a claim in 2.3(a).

2.4

“Licensed Products” means tangible materials, which, in the course of manufacture, use, sale, or importation would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.5

“Licensed Processes” means processes, which, in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.6	“Licensed Territory” means the geographical area identified in Appendix B.

2.7	“Licensed Fields of Use” means the field of use identified in Appendix B.

2.8	“Materials” means the following tangible materials and all progeny, subclones and/or unmodified derivatives thereof:

(a)	plasmid shuttle vector pLW-76 (as described in HHS reference number E-018-2010/0), and

(b)

plasmid shuttle vector pLW-73 (as described in HHS reference number E-248-2006/0) and referenced in the publication Wyatt, L., et al, Elucidating and minimizing the loss by recombinant vaccinia virus of human immunodeficiency virus gene expression resulting from spontaneous mutations and positive selections. Journal of Virology 83: 7176-7184. (PMID: 19420086).

3.	GRANT OF RIGHTS

3.1

The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and to use, but not to sell Materials, Licensed Products and Licensed Processes in the Licensed Fields of Use.

3.2	The Licensee has no right to sublicense.

3.3

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether such patents are dominant or subordinate to the Licensed Patent Rights.

3.4

The IC acknowledges that information relating to the Licensed Patent Rights may be of assistance to the Licensee in its research efforts. Accordingly, the IC shall consider reasonable requests by the Licensee for access to the inventors of the Licensed Patent Rights.

4.	ROYALTIES

4.1	The Licensee agrees to pay the IC a non-creditable, nonrefundable license issue royalty as set forth in Appendix C.

4.2	The Licensee agrees to pay the IC a nonrefundable annual royalty as set forth in Appendix C.

4.3

All royalties due under this Agreement shall be paid in U.S. dollars, net of all non-U.S. taxes, and payment options are listed in Appendix D. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due.

4.4

Additional royalties may be assessed by the IC on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month. This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

4.5	No royalties due under this Agreement shall be paid with funds stemming from any federal contract, grant, or cooperative agreement.

5.	PERFORMANCE

5.1

The IC has previously provided Materials to the Licensee, and this Agreement aims to document that transfer and appropriately link Materials to the provisions of this Agreement. The IC agrees to replace the Materials, as available, at reasonable cost, in the event of their unintentional destruction. The Licensee agrees to retain control over the Licensed Products and shall not distribute or release them to others without the prior written consent of the IC.

5.2

The Licensee shall expend reasonable efforts and resources to carry out the research development plan submitted with the Licensee's application for a license and shall begin research within six (6) months of the effective date of this Agreement.

5.3

The Licensee agrees in its use of any Materials and Licensed Products provided by the IC to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the Materials and the Licensed Products for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the Materials and the Licensed Products for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of this research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of this research or trials.

5.4

All plans and reports required by this Agreement shall be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential and, to the extent permitted by law, not subject to disclosure under the Freedom of Information Act, 5 U.S.C. §552.

6.	NEGATION OF WARRANTIES AND INDEMNIFICATION

6.1	The IC offers no warranties other than those expressly specified in Article 1.

6.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

6.3

THE IC MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR OF ANY MATERIALS OR LICENSED PRODUCTS PROVIDED TO THE LICENSEE UNDER PARAGRAPH 5.1.

6.4	The IC does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

6.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by the Licensee, its directors, employees, or third parties of any Licensed Patent Rights, or

(b)

the design, manufacture, distribution, or use of any Materials and Licensed Products provided under Paragraph 5.1, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

6.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

7.	TERM, TERMINATION AND MODIFICATION OF RIGHTS

7.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 8.8 are not fulfilled, and shall expire at the time specified in Appendix B, unless previously terminated under the terms of this Article 7.

7.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 7.3 and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

7.3	The IC shall specifically have the right to terminate this Agreement by written notice if the Licensee:

(a)

has not demonstrated that it is executing the research plan submitted with its application for a license or that it has not taken or cannot be expected to take, within a reasonable time, effective steps to achieve the practical application of the Licensed Patent Rights as contemplated by this Agreement; or

(b)	has willfully made a false statement of or willfully omitted a material fact in its application for a license or in any report required by this Agreement.

7.4

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by Federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

7.5	The Licensee shall have a unilateral right to terminate this Agreement by giving the IC sixty (60) days written notice to that effect.

7.6

Within thirty (30) days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official. The decision of the designated IC official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

7.7

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

7.8

Within ninety (90) days of expiration, termination or term extension of this Agreement under this Article 7, a final report shall be submitted by the Licensee. The Licensee shall send the report to the IC at the Mailing Address for Agreement notices indicated on the Signature Page.

(a)	The report shall include, but not be limited to, progress on the research and development involving the Licensed Patent Rights, the Materials, the Licensed Products or the Licensed Processes.

(b)

Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty) due to the IC shall become immediately due and payable upon termination or expiration. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Materials and Licensed Products to the IC or provide the IC with written certification of their destruction, unless the Licensee has executed a commercialization license for the Licensed Patent Rights or Licensed Products..

(c)

If the term of the Agreement is extended at the Licensee’s request, then the IC and the Licensee will negotiate in good faith regarding the schedule for reports regarding the information required in 7.8(a);

(d)	If the term of this Agreement is longer than ten (10) years, then the IC may request a status update report after the fifth (5th) year of the Agreement; and

(e)	The Licensee may not be granted additional IC licenses if this reporting requirement is not fulfilled.

7.9	Paragraphs 4.3, 4.4, 4.5, 5.4, 6.1-6.5, 7.6, 7.8 and 7.9 of this Agreement shall survive termination of this Agreement.

8.	GENERAL PROVISIONS

8.1

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

8.2

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

8.3	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

8.4

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by such other party, and shall be effective as of the date of the postmark of such notice.

8.5

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable.

8.6

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

8.7

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modification or termination decisions provided for in Article 7. The Licensee agrees first to appeal any such unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

8.8

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within sixty (60) days from the date of the IC signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

NIH NON-EXCLUSIVE PATENT LICENSE AGREEMENT

FOR INTERNAL RESEARCH USE

FOR IC:

by:
Michael Mowatt, Ph.D.	Date

Director, Technology Transfer and Intellectual Property Office

National Institute of Allergy and Infectious Diseases; National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland  20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

Licensee

by:
Signature of Authorized Official	Date

David A. Dodd

Printed Name

Chairmand and CEO

Title

I.	Official and Mailing Address for Agreement notices:

Mr. David A. Dodd

Chairman and CEO

GeoVax, Inc.

1900 Lake Park Drive

Suite 380

Smyrna, GA 30080

678-384-7222

ddodd@geovax.com

E-mail address: ddodd@geovax.com

II.	Official and Mailing Address for Financial notices (Licensee’s contact person for royalty payments)

Mr. Mark W. Reynolds

Chief Financial Officer

GeoVax, Inc.

1900 Lake Park Drive

Suite 380

Smyrna, GA 30080

678-384-7224

mreynolds@geovax.com

E-mail address: mreynolds@geovax.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

APPENDIX A – Patent(s) or Patent Application(s)

Patent(s) or Patent Application(s):

E-552-1982 technology:

HHS Ref. No.	Territory	Application No.	Patent No.
E-552-1982-2-US-03	United States	07/987,546	7045313
E-552-1982-2-US-04	United States	08/470,357	7015024
E-552-1982-2-US-06	United States	08/470,360	6998252
E-552-1982-2-US-05	United States	08/470,359	7045136

E-018-2010 technology:

HHS Ref. No.	Territory	Application No.	Patent No.
E-018-2010-0-US-08	United States	13/502,205	9,133,480
E-018-2010-0-US-10	United States	14/837,382	9,879,231

E-248-2006 technology:

HHS Ref. No.	Territory	Application No.	Patent No.
E-248-2006-0-US-05	United States	12/377,847	9,133,478
E-248-2006-0-US-19	United States	14/833,913	10,421,978
E-248-2006-0-US-26	United States	16/579,276	*presently pending

APPENDIX B – Licensed Products, Processes, Territory, Field of Use and Termination

I.	Licensed Territory:

Facilities of Licensee and Licensee’s contractors within the United States.

II.	Licensed Fields of Use:

(a)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic Ebola-Zaire vaccine or booster that expresses Ebola-Zaire surface glycoprotein (GP) antigen cloned into a first insertion site and Ebola-Zaire VP40 matrix protein antigen cloned into a second insertion site;

(b)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic Ebola-Sudan vaccine or booster that expresses Ebola-Sudan surface glycoprotein (GP) antigen cloned into a first insertion site and Ebola-Zaire VP40 matrix protein antigen cloned into a second insertion site;

(c)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic Lassa virus vaccine or booster that expresses Lassa surface glycoprotein (GP) antigen cloned into a first insertion site and Lassa Z matrix protein antigen cloned into a second insertion site;

(d)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic Marburg virus vaccine or booster that expresses Marburg surface glycoprotein (GP) antigen cloned into a first insertion site and Marburg VP 40 matrix protein antigen cloned into a second insertion site of MVA;

(e)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic oncology MVA-VLP vaccine or booster that expresses tumor associated antigen MUC1 in a highly immunogenic format and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(f)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a therapeutic oncology MVA-VLP vaccine or booster that expresses CyclinB1 and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(g)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive Modified Vaccinia Ankara vaccine or booster against Zika virus that expresses NS1 antigen from Zika virus;

(h)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA “malaria” vaccine or booster expressing one (1) Pfs230 antigen of Plasmodium (parasite) (falciparum) and one (1) circumsporozoite protein (CSP) antigen of Plasmodium (parasite) (falciparum) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(i)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA “malaria” vaccine or booster expressing one (1) circumsporozoite protein (CSP) antigen of Plasmodium (parasite) (yoelli) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(j)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA-VLP “malaria” vaccine or booster expressing one (1) circumsporozoite protein (CSP) antigen of Plasmodium (parasite) (falciparum) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(k)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA-VLP “malaria” vaccine or booster expressing one (1) sporozoite micronemal protein essential for cell traversal (SPECT2) antigen of Plasmodium (parasite) (falciparum) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(l)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA-VLP “malaria” vaccine or booster expressing one (1) GTP-binding protein, putative (PF3D7_1462300) antigen of Plasmodium (parasite) (falciparum) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus);

(m)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with Licensee’s proprietary technology for the creation of a preventive MVA-VLP “malaria” vaccine or booster expressing one (1) antigen encoded by the PF3D7_0813400 gene of Plasmodium (parasite) (falciparum) and which also expresses at least one (1) viral matrix protein (Vp40 of Marburg virus); and,

(n)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with combination with Licensee’s proprietary technology for the creation of a MVA expressing at least one (1) “L-01 microtide” peptide capable of acting as a checkpoint inhibitor for use as an adjuvant in a vaccine strategy; and,

(o)

Non-clinical development and non-clinical use of Licensed Patent Rights in combination with combination with Licensee’s proprietary technology for the creation of a MVA expressing at least one (1) “L-10 microtide” peptide capable of acting as a checkpoint inhibitor for use as an adjuvant in a vaccine strategy.

III.	Termination:

(a)	This Agreement shall expire ten (10) years from the effective date as defined in Paragraph 7.1 unless previously terminated under Article 7.

APPENDIX C – Royalties

[This appendix has been redacted in its entirety]

Appendix D – Royalty Payment Options

New Payment Options Effective March 2018

The License Number MUST appear on payments, reports and correspondence.

Credit and Debit Card Payments: Credit and debit card payments can be submitted for amounts up to $24,999. Submit your payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443.

Automated Clearing House (ACH) for payments through U.S. banks only

The IC encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443. Please note that the IC "only" accepts ACH payments through this U.S. Treasury web site.

Electronic Funds Wire Transfers: The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE:

Please provide the following instructions to your Financial Institution for the remittance of Fedwire payments to the NIH ROYALTY FUND.

Fedwire Field Tag	Fedwire Field Name	Required Information

{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)
Notes: *The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045.

Agency Contacts: Office of Technology Transfer (OTT) (301) 496-7057 OTT-Royalties@mail.nih.gov

Drawn on a foreign bank account via FEDWIRE:

The following instructions pertain to the Fedwire Network. Deposits made in US Dollars (USD).

Should your remitter utilize a correspondent US domestic bank in transferring electronic funds, the following Fedwire instructions are applicable.

Fedwire Field Tag	Fedwire Field Name	Required Information

{1510}	Type/Subtype	1000
{2000}	Amount	(enter payment amount)
{3100}	Sender Bank ABA routing number	(enter the US correspondent bank’s ABA routing number)
{3400}	Receiver ABA routing number*	021030004
{3400}	Receiver ABA short name	TREAS NYC
{3600}	Business Function Code	CTR (or CTP)
{4200}	Beneficiary Identifier (account number)**	(enter 12 digit gateway account #) 875080031006
{4200}	Beneficiary Name	(enter agency name associated with the Beneficiary Identifier) DHHS / NIH (75080031)
{5000}	Originator	(enter the name of the originator of the payment) COMPANY’S NAME
{6000}	Originator to Beneficiary Information – Line 1	(enter information to identify the purpose of the payment) ROYALTY
{6000}	Originator to Beneficiary Information – Line 2	(enter information to identify the purpose of the payment) LICENSE NUMBER
{6000}	Originator to Beneficiary Information – Line 3	(enter information to identify the purpose of the payment) INVOICE NUMBER
{6000}	Originator to Beneficiary Information – Line 4	(enter information to identify the purpose of the payment)

Notes:
*The financial institution address for Treasury’s routing number is 33 Liberty Street, New York, NY 10045.

**Anything other than the 12 digit gateway account # will cause the Fedwire to be returned – SWIFT CODE: FRNYUS33

Agency Contacts:

Office of Technology Transfer (OTT)     (301) 496-7057     OTT-Royalties@mail.nih.gov

Checks

All checks should be made payable to “NIH Patent Licensing”

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Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

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Checks drawn on a foreign bank account should be sent directly to the following address:

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Royalty Administration

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